Exhibit 99.1

Contact Information:

CCG Investor Relations                                                                                                    Perini Corporation
10960 Wilshire Boulevard                                                                                                73 Mount Wayte Ave.
Suite 2050                                                                                                                           Framingham, MA 01701
Los Angeles, California 90024                                                                                        (508) 628-2295
(310) 231-8600 ext. 103                                                                                                       Robert Band, President &
Crocker Coulsen, President                                                                                                  Chief Operating Officer

FOR IMMEDIATE RELEASE

Perini Corporation Completes Acquisition of
Rudolph and Sletten, Inc.

Framingham, MA – October 4, 2005 – Perini Corporation (NYSE:PCR), a leading building, civil construction and construction management company, today announced that it has completed the previously announced acquisition of Rudolph and Sletten, Inc.

Based in Redwood City, California, Rudolph and Sletten is an established building contractor and construction management company with approximately $700 million in annual revenues. The Company specializes in corporate campuses, healthcare, biotech, pharmaceutical, and high-tech projects. Perini purchased 100% of Rudolph and Sletten’s capital stock for approximately $53 million in cash.

Rudolph and Sletten will operate as a wholly owned subsidiary of Perini Corporation. Martin Sisemore, former Rudolph and Sletten Chief Operating Officer, Southern California, will be the President and CEO of Rudolph and Sletten and the senior management team will remain in place.

“This acquisition expands Perini’s building construction operations in the Western United States and is expected to make an immediate positive contribution to Perini’s operating results,” said Ronald N. Tutor, Perini’s Chairman and CEO. “Rudolph and Sletten’s excellent reputation as a quality contractor for major building projects and its experienced management team make for an excellent strategic fit with Perini’s existing operations.”

About Perini Corporation
Perini Corporation is a leading construction services company offering diversified general contracting, construction management and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, preconstruction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including sitework, concrete forming and placement and steel erection. We are known for our hospitality and gaming industry projects, sports and entertainment, educational, and healthcare facilities as well as large and complex civil construction projects. For more information about Perini Corporation, please visit our website at http://www.perini.com.

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Rudolph & Sletten Acquisition                                                                        October 4, 2005                                                            Page 2

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including, without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to,the future performace of Rudolph and Sletten, Inc., the potential delay, suspension, termination, or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings, including the possible settlement of the litigation with holders of the Company’s $21.25 Preferred Stock; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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